Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 28, 2025 FOR IMMEDIATE RELEASE

NextEra Energy reports third-quarter 2025 financial results
•NextEra Energy delivers strong third-quarter 2025 results
•FPL grows regulatory capital employed by approximately 8% year-over-year and continues to keep customer bills low while delivering reliable electricity
•NextEra Energy announced new collaboration with Google to accelerate nuclear energy deployment in the U.S., enabling the planned restart of the 615-megawatt Duane Arnold Energy Center in Iowa
•NextEra Energy Resources achieved a strong quarter of new renewables and storage origination, adding 3 gigawatts to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2025 third-quarter net income attributable to NextEra Energy on a GAAP basis of $2.438 billion, or $1.18 per share, compared to $1.852 billion, or $0.90 per share, for the third quarter of 2024. On an adjusted basis, NextEra Energy's 2025 third-quarter earnings were $2.348 billion, or $1.13 per share, compared to $2.127 billion, or $1.03 per share, in the third quarter of 2024.

"NextEra Energy delivered strong third-quarter results, with adjusted earnings per share increasing by 9.7% year-over-year," said John Ketchum, chairman, president and chief executive officer. "We believe the continued strong financial and operational performance at both FPL and NextEra Energy Resources positions us well to meet our overall objectives for the year. Earlier this month, FPL completed its evidentiary hearing on its proposed four-year base rate settlement agreement, which would support continued smart capital investments through 2029, while keeping typical residential customer bills well below the current national average and 20% lower than they were 20 years ago when adjusted for inflation.

"And I'm very excited about our announcement yesterday of a two-pronged collaboration with Google that we believe will strengthen U.S. leadership in nuclear power. Importantly, the cornerstone of this new collaboration will enable us to continue with the recommissioning of our 615-megawatt Duane Arnold Energy Center, putting us on a path to bring Iowa’s only nuclear plant back online. We have also entered into an agreement with Google to explore new advanced nuclear capacity to be deployed in the U.S. These efforts with Google are laying the foundation for creating thousands of jobs, invigorating Iowa’s economy, delivering long-term value to our shareholders and helping power our nation's future with innovation and technology.

"We believe we are well positioned to continue delivering for our customers and shareholders, and will be disappointed if we are not able to deliver financial results at or near the top of our adjusted earnings per share expectations ranges in each year through 2027, while maintaining our strong balance sheet and credit ratings."

FPL
FPL reported third-quarter 2025 net income of $1.463 billion, or $0.71 per share, compared to $1.293 billion, or $0.63 per share, for the prior-year comparable quarter. FPL's growth in the third quarter of 2025 primarily was driven by continued investment in the business. FPL's capital expenditures were approximately $2.5 billion for the quarter, and full-year capital investments are expected to be between $9.3 billion and $9.8 billion. Regulatory capital employed increased by approximately 8% over the same quarter last year.

By making smart capital investments for the benefit of customers and being best-in-class on costs, FPL continues to deliver its strong customer value proposition of high reliability, outstanding customer service and low bills. In one of the nation's fastest-growing states and the world's 16th largest economy, FPL is both creating value for its customers and diversifying its generation fleet by adding cost-effective solar and storage to the nation's largest gas-fired fleet and its four nuclear units that make up the backbone of its generation fleet.

On Feb. 28, FPL initiated its 2025 base rate proceeding for new rates, effective in January 2026. FPL reached a proposed settlement agreement in August with most of the intervenors in the proceeding, reflecting a broad set of constituents across its customer base. FPL believes the proposed settlement is fair, balanced and constructive, and supports its continued ability to provide highly reliable, low-cost service for its customers through the end of the decade. If the proposed agreement is approved, a typical residential customer bill would only increase about 2% on average between 2025 and 2029. This means bills would remain well below the current national average, providing FPL customers with the economic certainty that comes from a four-year base rate agreement. FPL completed evidentiary hearings earlier this month and expects the Florida Public Service Commission to provide a final decision on the proposed settlement agreement on Nov. 20.

NextEra Energy Resources
NextEra Energy Resources reported third-quarter 2025 net income attributable to NextEra Energy on a GAAP basis of $1.275 billion, or $0.62 per share, compared to $1.223 billion, or $0.59 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third quarter of 2025 were $1.102 billion, or $0.53 per share, compared to $979 million, or $0.47 per share, for the third quarter of 2024.

NextEra Energy Resources had a strong quarter for new renewables and storage origination, adding 3 gigawatts (GW) to its backlog. With these additions, NextEra Energy Resources' backlog now totals nearly 30 GW after taking into account more than 1.7 GW of new projects placed into service since the second-quarter 2025 financial results call in July. NextEra Energy Resources expects the backlog additions will go into service over the next few years and into 2029.

NextEra Energy Resources yesterday announced two agreements with Google that would strengthen U.S. leadership in nuclear power and help meet growing energy demand from artificial intelligence with nuclear energy. First, a subsidiary of NextEra Energy Resources has entered into a 25-year power purchase agreement (PPA) with Google that, pending regulatory approvals, will enable it to continue the recommissioning of the Duane Arnold nuclear plant in Palo, Iowa. The nuclear plant will help power Google’s growing cloud and AI infrastructure in Iowa once it returns to operation, which is expected to occur no later than the first quarter of 2029 and perhaps as early as the fourth quarter of 2028.

During its evaluation of recommissioning Duane Arnold, NextEra Energy Resources collaborated closely with the plant's minority owners, Central Iowa Power Cooperative (CIPCO) and Corn Belt Power Cooperative (Corn Belt). As part of that collaboration, CIPCO will purchase 50 megawatts of the plant's output on terms and conditions consistent with the Google PPA, and NextEra Energy Resources has signed definitive agreements to acquire CIPCO and Corn Belt's combined 30% interest in the plant, which will bring NextEra Energy Resources' ownership to 100%, subject to customary approvals.

Once restarted, NextEra Energy expects the Duane Arnold nuclear plant would contribute up to $0.16 of annual adjusted earnings per share on average over its first 10 years of operation assuming that NextEra Energy becomes 100% owner of the plant.

NextEra Energy and Google have also signed an agreement to explore the development of advanced nuclear generation to be deployed in the U.S., which would help power America's growing electricity needs.

Corporate and Other
In the third quarter of 2025 on a GAAP basis, Corporate and Other results increased $0.17 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the third quarter of 2025 decreased $0.04 per share, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2025, NextEra Energy continues to expect adjusted earnings per share to be in the range of $3.45 to $3.70. For 2026 and 2027, NextEra Energy expects adjusted earnings per share to be in the ranges of $3.63 to $4.00 and $3.85 to $4.32, respectively. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2026, off a 2024 base.

Conference call information
As previously announced, NextEra Energy's third-quarter 2025 financial results conference call is scheduled for 9 a.m. ET today. The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the link listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is one of the largest electric power and energy infrastructure companies in North America and is a leading provider of electricity to American homes and businesses. Headquartered in Juno Beach, Florida, NextEra Energy is a Fortune 200 company that owns Florida Power & Light Company, America's largest electric utility, which provides reliable electricity to approximately 12 million people across Florida. NextEra Energy also owns one of the largest energy infrastructure development companies in the U.S., NextEra Energy Resources, LLC. NextEra Energy and its affiliated entities are meeting America's growing energy needs with a diverse mix of energy sources, including natural gas, nuclear, renewable energy and battery storage. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; XPLR Infrastructure, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI).

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy does not provide a quantitative reconciliation of forward-looking adjusted earnings per share to earnings per share, the most directly comparable GAAP financial measure, because certain information needed to reconcile these measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures. These items include, but are not limited to, the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments. These items could significantly impact GAAP earnings per share. Adjusted earnings expectations and other forward-looking statements assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind, solar, and storage development and construction; market demand and transmission expansion to support wind, solar and storage development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends and statements concerning the Duane Arnold Energy Center restart. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support clean energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or other costs or assessments on clean energy or equipment necessary to generate, store or deliver it; impact of new or revised laws, regulations, executive orders, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal, state and local government regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, natural gas and oil production and transportation facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low natural gas and oil prices, disrupted production or unsuccessful drilling efforts could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) natural gas and oil production operations and cause NextEra Energy Resources to delay or cancel certain natural gas and oil production projects and could result in certain assets becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirements services; inability or failure to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation operations on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; defaults or noncompliance related to project-specific, limited-recourse financing agreements; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's assets and investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; XPLR Infrastructure, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in XPLR Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2024 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,285	$2,566	$115	$7,966
Operating Expenses
Fuel, purchased power and interchange	1,124	299	—	1,423
Other operations and maintenance	432	810	168	1,410
Depreciation and amortization	1,385	695	16	2,096
Taxes other than income taxes and other – net	547	103	3	653
Total operating expenses – net	3,488	1,907	187	5,582
Gains (Losses) on Disposal of Businesses/Assets – Net	—	142	1	143
Operating Income (Loss)	1,797	801	(71)	2,527
Other Income (Deductions)
Interest expense	(320)	(405)	(428)	(1,153)
Equity in earnings of equity method investees	—	195	9	204
Allowance for equity funds used during construction	46	2	—	48
Gains (losses) on disposal of investments and other property – net	—	69	(1)	68
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	63	—	63
Other net periodic benefit income	—	—	67	67
Other – net	(8)	42	27	61
Total other income (deductions) – net	(282)	(34)	(326)	(642)
Income (Loss) before Income Taxes	1,515	767	(397)	1,885
Income Tax Expense (Benefit)	52	(205)	(97)	(250)
Net Income (Loss)	1,463	972	(300)	2,135
Net Loss Attributable to Noncontrolling Interests	—	303	—	303
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,463	$1,275	$(300)	$2,438
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,463	$1,275	$(300)	$2,438
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(182)	108	(74)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(64)	—	(64)
XPLR Infrastructure, LP investment gains – net	—	9	—	9
Less related income tax expense (benefit)(c)	—	64	(25)	39
Adjusted Earnings (Loss)	$1,463	$1,102	$(217)	$2,348
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.71	$0.62	$(0.15)	$1.18
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.09)	0.05	(0.04)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.03)	—	(0.03)
XPLR Infrastructure, LP investment gains – net	—	—	—	—
Less related income tax expense (benefit)(c)	—	0.03	(0.01)	0.02
Adjusted Earnings (Loss) Per Share	$0.71	$0.53	$(0.11)	$1.13
Weighted-average shares outstanding (assuming dilution)				2,071

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(135)	$(0.07)	$83	$0.04	$(52)	$(0.03)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(45)	$(0.02)	$—	$—	$(45)	$(0.02)
	XPLR Infrastructure, LP investment gains – net	$7	$—	$—	$—	$7	$—
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended September 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$4,939	$2,585	$43	$7,567
Operating Expenses
Fuel, purchased power and interchange	1,208	268	(25)	1,451
Other operations and maintenance	417	706	124	1,247
Depreciation and amortization	974	653	15	1,642
Taxes other than income taxes and other – net	511	88	3	602
Total operating expenses – net	3,110	1,715	117	4,942
Gains (Losses) on Disposal of Businesses/Assets – Net	—	232	(1)	231
Operating Income (Loss)	1,829	1,102	(75)	2,856
Other Income (Deductions)
Interest expense	(304)	(597)	(916)	(1,817)
Equity in earnings of equity method investees	—	237	—	237
Allowance for equity funds used during construction	49	1	—	50
Gains (losses) on disposal of investments and other property – net	—	1	—	1
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	108	—	108
Other net periodic benefit income	—	—	66	66
Other – net	(4)	73	26	95
Total other income (deductions) – net	(259)	(177)	(824)	(1,260)
Income (Loss) before Income Taxes	1,570	925	(899)	1,596
Income Tax Expense (Benefit)	277	(37)	(235)	5
Net Income (Loss)	1,293	962	(664)	1,591
Net Loss Attributable to Noncontrolling Interests	—	261	—	261
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,293	$1,223	$(664)	$1,852
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,293	$1,223	$(664)	$1,852
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(295)	694	399
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(108)	—	(108)
XPLR Infrastructure, LP investment gains – net	—	32	—	32
Less related income tax expense (benefit)(c)	—	127	(175)	(48)
Adjusted Earnings (Loss)	$1,293	$979	$(145)	$2,127
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.63	$0.59	$(0.32)	$0.90
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.14)	0.33	0.19
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
XPLR Infrastructure, LP investment gains – net	—	0.02	—	0.02
Less related income tax expense (benefit)(c)	—	0.05	(0.08)	(0.03)
Adjusted Earnings (Loss) Per Share	$0.63	$0.47	$(0.07)	$1.03
Weighted-average shares outstanding (assuming dilution)				2,061

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(191)	$(0.09)	$519	$0.25	$328	$0.16
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(77)	$(0.04)	$—	$—	$(77)	$(0.04)
	XPLR Infrastructure, LP investment gains – net	$24	$0.01	$—	$—	$24	$0.01
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$13,989	$6,643	$280	$20,912
Operating Expenses
Fuel, purchased power and interchange	3,006	766	(1)	3,771
Other operations and maintenance	1,254	2,126	423	3,803
Depreciation and amortization	2,873	2,043	48	4,964
Taxes other than income taxes and other – net	1,544	328	5	1,877
Total operating expenses – net	8,677	5,263	475	14,415
Gains (Losses) on Disposal of Businesses/Assets – Net	1	205	(9)	197
Operating Income (Loss)	5,313	1,585	(204)	6,694
Other Income (Deductions)
Interest expense	(964)	(1,367)	(1,656)	(3,987)
Equity in earnings (losses) of equity method investees	—	(275)	9	(266)
Allowance for equity funds used during construction	123	7	—	130
Gains (losses) on disposal of investments and other property – net	—	170	(1)	169
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	65	—	65
Other net periodic benefit income	—	—	201	201
Other – net	13	111	82	206
Total other income (deductions) – net	(828)	(1,289)	(1,365)	(3,482)
Income (Loss) before Income Taxes	4,485	296	(1,569)	3,212
Income Tax Expense (Benefit)	431	(1,073)	(385)	(1,027)
Net Income (Loss)	4,054	1,369	(1,184)	4,239
Net Loss Attributable to Noncontrolling Interests	—	1,061	—	1,061
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,054	$2,430	$(1,184)	$5,300
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$4,054	$2,430	$(1,184)	$5,300
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	95	770	865
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(71)	—	(71)
XPLR Infrastructure, LP investment gains – net	—	867	—	867
Less related income tax expense (benefit)(c)	—	(220)	(192)	(412)
Adjusted Earnings (Loss)	$4,054	$3,101	$(606)	$6,549
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.96	$1.18	$(0.57)	$2.57
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	0.05	0.37	0.42
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.03)	—	(0.03)
XPLR Infrastructure, LP investment gains – net	—	0.42	—	0.42
Less related income tax expense (benefit)(c)	—	(0.12)	(0.09)	(0.21)
Adjusted Earnings (Loss) Per Share	$1.96	$1.50	$(0.29)	$3.17
Weighted-average shares outstanding (assuming dilution)				2,064

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$71	$0.03	$578	$0.28	$649	$0.31
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(50)	$(0.02)	$—	$—	$(50)	$(0.02)
	XPLR Infrastructure, LP investment gains – net	$650	$0.31	$—	$—	$650	$0.31
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Nine Months Ended September 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$13,163	$6,094	$111	$19,368
Operating Expenses
Fuel, purchased power and interchange	3,322	688	(73)	3,937
Other operations and maintenance	1,171	2,055	315	3,541
Depreciation and amortization	1,971	1,935	43	3,949
Taxes other than income taxes and other – net	1,455	262	4	1,721
Total operating expenses – net	7,919	4,940	289	13,148
Gains (Losses) on Disposal of Businesses/Assets – Net	—	326	(8)	318
Operating Income (Loss)	5,244	1,480	(186)	6,538
Other Income (Deductions)
Interest expense	(874)	(1,067)	(1,019)	(2,960)
Equity in earnings (losses) of equity method investees	—	578	21	599
Allowance for equity funds used during construction	139	8	—	147
Gains (losses) on disposal of investments and other property – net	—	132	—	132
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	148	—	148
Other net periodic benefit income	—	—	171	171
Other – net	2	147	69	218
Total other income (deductions) – net	(733)	(54)	(758)	(1,545)
Income (Loss) before Income Taxes	4,511	1,426	(944)	4,993
Income Tax Expense (Benefit)	813	(397)	(248)	168
Net Income (Loss)	3,698	1,823	(696)	4,825
Net Loss Attributable to Noncontrolling Interests	—	918	—	918
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,698	$2,741	$(696)	$5,743
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$3,698	$2,741	$(696)	$5,743
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(102)	394	292
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(152)	—	(152)
Differential membership interests – related	—	6	—	6
XPLR Infrastructure, LP investment gains – net	—	96	—	96
Less related income tax expense (benefit)(c)	—	83	(100)	(17)
Adjusted Earnings (Loss)	$3,698	$2,672	$(402)	$5,968
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.80	$1.33	$(0.34)	$2.79
Adjustments – Pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.05)	0.19	0.14
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.07)	—	(0.07)
Differential membership interests – related	—	—	—	—
XPLR Infrastructure, LP investment gains – net	—	0.05	—	0.05
Less related income tax expense (benefit)(c)	—	0.04	(0.05)	(0.01)
Adjusted Earnings (Loss) Per Share	$1.80	$1.30	$(0.20)	$2.90
Weighted-average shares outstanding (assuming dilution)				2,058

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(44)	$(0.01)	$294	$0.14	$250	$0.13
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(101)	$(0.05)	$—	$—	$(101)	$(0.05)
	Differential membership interests – related	$5	$—	$—	$—	$5	$—
	XPLR Infrastructure, LP investment gains – net	$71	$0.03	$—	$—	$71	$0.03
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
September 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$75	$1,729	$587	$2,391
Customer receivables, net of allowances	2,108	1,831	3	3,942
Other receivables	422	979	97	1,498
Materials, supplies and fuel inventory	1,358	1,056	12	2,426
Regulatory assets	347	29	—	376
Derivatives	15	824	14	853
Other	171	817	197	1,185
Total current assets	4,496	7,265	910	12,671
Other assets:
Property, plant and equipment – net	80,519	69,360	164	150,043
Special use funds	7,576	3,194	—	10,770
Investment in equity method investees	—	5,438	13	5,451
Prepaid benefit costs	2,042	5	606	2,653
Regulatory assets	4,828	244	103	5,175
Derivatives	2	1,820	17	1,839
Goodwill	2,965	1,873	11	4,849
Other	1,186	8,447	1,270	10,903
Total other assets	99,118	90,381	2,184	191,683
TOTAL ASSETS	$103,614	$97,646	$3,094	$204,354
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$909	$—	$3,353	$4,262
Other short-term debt	—	—	1,100	1,100
Current portion of long-term debt	1,241	621	1,729	3,591
Accounts payable	1,062	3,905	9	4,976
Customer deposits	679	23	—	702
Accrued interest and taxes	1,357	353	128	1,838
Derivatives	10	720	401	1,131
Accrued construction-related expenditures	926	1,405	5	2,336
Regulatory liabilities	397	10	1	408
Other	567	1,396	604	2,567
Total current liabilities	7,148	8,433	7,330	22,911
Other liabilities and deferred credits:
Long-term debt	26,271	15,085	42,813	84,169
Asset retirement obligations	2,346	1,452	—	3,798
Deferred income taxes	9,769	3,993	(2,205)	11,557
Regulatory liabilities	10,695	192	—	10,887
Derivatives	2	1,906	470	2,378
Other	355	2,805	898	4,058
Total other liabilities and deferred credits	49,438	25,433	41,976	116,847
TOTAL LIABILITIES	56,586	33,866	49,306	139,758
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	—	—	—
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,866	24,602	(31,983)	19,485
Retained earnings	18,789	28,844	(12,886)	34,747
Accumulated other comprehensive income (loss)	—	(81)	9	(72)
Total common shareholders' equity	47,028	53,365	(46,212)	54,181
Noncontrolling interests	—	10,415	—	10,415
TOTAL EQUITY	47,028	63,780	(46,212)	64,596
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$103,614	$97,646	$3,094	$204,354

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)
		Preliminary
December 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$32	$1,200	$255	$1,487
Customer receivables, net of allowances	1,400	1,934	2	3,336
Other receivables	380	538	262	1,180
Materials, supplies and fuel inventory	1,309	896	9	2,214
Regulatory assets	1,405	11	1	1,417
Derivatives	31	754	94	879
Other	226	1,070	142	1,438
Total current assets	4,783	6,403	765	11,951
Other assets:
Property, plant and equipment – net	76,166	62,526	160	138,852
Special use funds	6,875	2,925	—	9,800
Investment in equity method investees	—	6,118	—	6,118
Prepaid benefit costs	1,954	6	536	2,496
Regulatory assets	4,464	261	103	4,828
Derivatives	9	1,602	163	1,774
Goodwill	2,965	1,890	11	4,866
Other	925	7,667	867	9,459
Total other assets	93,358	82,995	1,840	178,193
TOTAL ASSETS	$98,141	$89,398	$2,605	$190,144
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$1,430	$—	$240	$1,670
Other short-term debt	—	217	—	217
Current portion of long-term debt	1,719	700	5,642	8,061
Accounts payable	996	5,988	(2)	6,982
Customer deposits	669	25	—	694
Accrued interest and taxes	443	252	321	1,016
Derivatives	3	966	104	1,073
Accrued construction-related expenditures	860	1,485	1	2,346
Regulatory liabilities	273	4	2	279
Other	1,102	1,393	522	3,017
Total current liabilities	7,495	11,030	6,830	25,355
Other liabilities and deferred credits:
Long-term debt	25,026	14,389	32,970	72,385
Asset retirement obligations	2,276	1,395	—	3,671
Deferred income taxes	9,438	4,206	(1,895)	11,749
Regulatory liabilities	10,465	170	—	10,635
Derivatives	4	1,813	191	2,008
Other	361	2,506	613	3,480
Total other liabilities and deferred credits	47,570	24,479	31,879	103,928
TOTAL LIABILITIES	55,065	35,509	38,709	129,283
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	401	—	401
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,868	16,829	(26,437)	17,260
Retained earnings	14,835	26,414	(8,303)	32,946
Accumulated other comprehensive income (loss)	—	(114)	(12)	(126)
Total common shareholders' equity	43,076	43,129	(36,104)	50,101
Noncontrolling interests	—	10,359	—	10,359
TOTAL EQUITY	43,076	53,488	(36,104)	60,460
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$98,141	$89,398	$2,605	$190,144

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2025	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$4,054	$1,369	$(1,184)	$4,239
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,873	2,043	48	4,964
Nuclear fuel and other amortization	118	116	28	262
Unrealized losses (gains) on marked to market derivative contracts – net	—	(6)	805	799
Foreign currency transaction losses (gains)	—	2	25	27
Deferred income taxes	101	(249)	(312)	(460)
Cost recovery clauses and franchise fees	(17)	—	—	(17)
Equity in losses (earnings) of equity method investees	—	275	(9)	266
Distributions of earnings from equity method investees	—	353	—	353
Losses (gains) on disposal of businesses, assets and investments - net	(1)	(375)	10	(366)
Recoverable storm-related costs	(418)	—	—	(418)
Other – net	19	70	148	237
Changes in operating assets and liabilities:
Current assets	(685)	(71)	81	(675)
Noncurrent assets	(163)	(96)	(87)	(346)
Current liabilities	968	(68)	(94)	806
Noncurrent liabilities	(14)	37	292	315
Net cash provided by (used in) operating activities	6,835	3,400	(249)	9,986
Cash Flows From Investing Activities
Capital expenditures of FPL	(6,736)	—	—	(6,736)
Independent power and other investments of NEER	—	(12,276)	—	(12,276)
Nuclear fuel purchases	(123)	(188)	—	(311)
Other capital expenditures	—	—	(5)	(5)
Sale of independent power and other investments of NEER	—	999	—	999
Proceeds from sale or maturity of securities in special use funds and other investments	2,459	1,440	298	4,197
Purchases of securities in special use funds and other investments	(2,586)	(1,346)	(638)	(4,570)
Other – net	23	37	(11)	49
Net cash used in investing activities	(6,963)	(11,334)	(356)	(18,653)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,996	1,762	11,488	15,246
Retirements of long-term debt	(1,220)	(812)	(5,514)	(7,546)
Proceeds from differential membership investors	—	1,065	—	1,065
Payments to differential membership investors	—	(166)	—	(166)
Net change in commercial paper	(521)	—	3,113	2,592
Proceeds from other short-term debt	—	—	1,950	1,950
Repayments of other short-term debt	—	(217)	(850)	(1,067)
Cash swept from (repayments to) related parties – net	—	(128)	—	(128)
Issuances of common stock/equity units	—	—	2,028	2,028
Dividends on common stock	—	—	(3,499)	(3,499)
Dividends & capital distributions from (to) parent – net	(100)	7,739	(7,639)	—
Other – net	(37)	(324)	(138)	(499)
Net cash provided by (used in) financing activities	118	8,919	939	9,976
Effects of currency translation on cash, cash equivalents and restricted cash	—	3	—	3
Net increase (decrease) in cash, cash equivalents and restricted cash	(10)	988	334	1,312
Cash, cash equivalents and restricted cash at beginning of period	133	1,008	261	1,402
Cash, cash equivalents and restricted cash at end of period	$123	$1,996	$595	$2,714

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Nine Months Ended September 30, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$3,698	$1,823	$(696)	$4,825
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,971	1,935	43	3,949
Nuclear fuel and other amortization	137	68	25	230
Unrealized losses (gains) on marked to market derivative contracts – net	—	(124)	638	514
Foreign currency transaction losses (gains)	—	—	(1)	(1)
Deferred income taxes	234	323	(7)	550
Cost recovery clauses and franchise fees	946	—	—	946
Equity in losses (earnings) of equity method investees	—	(578)	(21)	(599)
Distributions of earnings from equity method investees	—	618	23	641
Losses (gains) on disposal of businesses, assets and investments - net	—	(458)	8	(450)
Recoverable storm-related costs	(139)	—	—	(139)
Other – net	(5)	(71)	40	(36)
Changes in operating assets and liabilities:
Current assets	(151)	16	(11)	(146)
Noncurrent assets	(109)	25	(53)	(137)
Current liabilities	768	256	(20)	1,004
Noncurrent liabilities	(9)	(7)	144	128
Net cash provided by (used in) operating activities	7,341	3,826	112	11,279
Cash Flows From Investing Activities
Capital expenditures of FPL	(6,221)	—	—	(6,221)
Independent power and other investments of NEER	—	(13,436)	—	(13,436)
Nuclear fuel purchases	(188)	(146)	—	(334)
Other capital expenditures	—	—	(117)	(117)
Sale of independent power and other investments of NEER	—	2,208	—	2,208
Proceeds from sale or maturity of securities in special use funds and other investments	2,271	838	209	3,318
Purchases of securities in special use funds and other investments	(2,398)	(877)	(495)	(3,770)
Other – net	—	(105)	73	(32)
Net cash used in investing activities	(6,536)	(11,518)	(330)	(18,384)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	3,205	876	12,094	16,175
Retirements of long-term debt	(1,720)	(2,262)	(4,959)	(8,941)
Proceeds from differential membership investors	—	477	—	477
Payments to differential membership investors	—	(720)	—	(720)
Net change in commercial paper	(1,524)	—	844	(680)
Proceeds from other short-term debt	—	—	6,358	6,358
Repayments of other short-term debt	(255)	—	(1,218)	(1,473)
Cash swept from (repayments to) related parties – net	—	(1,460)	—	(1,460)
Issuances of common stock/equity units	—	—	47	47
Dividends on common stock	—	—	(3,176)	(3,176)
Dividends & capital distributions from (to) parent – net	(300)	10,483	(10,183)	—
Other – net	(43)	(122)	(183)	(348)
Net cash provided by (used in) financing activities	(637)	7,272	(376)	6,259
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	168	(420)	(594)	(846)
Cash, cash equivalents and restricted cash at beginning of period	72	1,625	1,723	3,420
Cash, cash equivalents and restricted cash at end of period	$240	$1,205	$1,129	$2,574

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.10	$0.79	$0.90	$2.79

FPL – 2024 Earnings Per Share	$0.57	$0.60	$0.63	$1.80
New investment growth	0.04	0.04	0.04	0.12
Other and share dilution	0.03	(0.02)	0.04	0.04
FPL – 2025 Earnings Per Share	$0.64	$0.62	$0.71	$1.96

NEER – 2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.47	$0.27	$0.59	$1.33
New investments	0.12	0.14	0.09	0.35
Existing clean energy	(0.03)	(0.02)	—	(0.05)
NextEra Energy Transmission	0.01	—	—	0.02
Customer supply	(0.01)	0.06	0.06	0.12
Non-qualifying hedges impact	(0.07)	0.04	(0.02)	(0.04)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	(0.06)	0.05	(0.02)	(0.03)
XPLR Infrastructure, LP investment gains – net	(0.30)	0.01	0.01	(0.28)
Other, including financing costs, corporate general and administrative expenses, asset recycling, other investment income and share dilution	(0.05)	(0.07)	(0.09)	(0.24)
NEER – 2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.08	$0.48	$0.62	$1.18

Corporate and Other – 2024 Earnings (Loss) Per Share	$0.06	$(0.08)	$(0.32)	$(0.34)
Non-qualifying hedges impact	(0.35)	—	0.21	(0.14)
Other, including interest expense and share dilution	(0.03)	(0.04)	(0.04)	(0.09)
Corporate and Other – 2025 Loss Per Share	$(0.32)	$(0.12)	$(0.15)	$(0.57)

2025 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.40	$0.98	$1.18	$2.57

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.